SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 18, 2016. Of 4,458,372 shares outstanding on the record date of the meeting (March 24, 2016) and entitled to vote, 3,914,079 shares were represented in person or by proxy. The following three matters were voted on by the shareholders and approved at the meeting:

1.	To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Steven J. Bourgeois	2,649,032	13,186	1,251,861
Dawn D. Bugbee	2,651,292	10,926	1,251,861
Kenneth D. Gibbons	2,596,745	65,473	1,251,861
John M. Goodrich	2,653,882	8,336	1,251,861
Timothy W. Sargent	2,649,982	12,236	1,251,861
David S. Silverman	2,607,001	55,217	1,251,861
John H. Steel	2,647,452	14,766	1,251,861
Schuyler W. Sweet	2,648,882	13,336	1,251,861
Cornelius J. Van Dyke	2,647,452	14,766	1,251,861

2.	To consider a nonbinding resolution to approve the compensation of the Company's Named Executive Officers. The number of votes in favor was sufficient to approve the resolution.

Votes For	Votes Against	Abstained	Broker Non-votes
2,628,026	25,949	8,243	1,251,861

3.	To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2016. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,898,717	8,910	6,452

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 19, 2016	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 19, 2016	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer